Exhibit 99.1

Ladder Capital Corp Reports Third Quarter 2015 Results

Financial Highlights

  Generated third quarter Core Earnings of $41.2 million
  Core EPS of $0.40 for the third quarter of 2015 (Diluted EPS on a GAAP basis of $0.06)
  Originated $836.1 million of commercial mortgage loans, including $649.1 million of mortgage loans held for sale and $187.0 million of mortgage loans held for investment, and made $26.5 million of net leased and other equity investments during the quarter
  Contributed $860.1 million of loans to 3 securitization transactions in the third quarter of 2015 (completed 7 securitizations thus far in 2015)
  Generated a 10.6% after-tax return on equity, declared a dividend of $0.275/share, and ended the quarter with a book value of $15.02/share

NEW YORK--(BUSINESS WIRE)--November 4, 2015--Ladder Capital Corp (NYSE:LADR) (“we,” “Ladder,” or the “Company”) today announced operating results for the quarter ended September 30, 2015. Core Earnings, a non-GAAP financial measure, was $41.2 million for the third quarter of 2015, compared to $49.2 million earned in the third quarter of 2014. For the nine months ended September 30, 2015, Core Earnings were $141.3 million compared to $166.4 million for the comparable period in 2014. These results reflect lower profit margins on securitizations during the quarter partially offset by higher net interest and rental income. We believe Core Earnings, which adjusts GAAP income before taxes for certain non-cash expenses and unrecognized derivative results, is useful in evaluating our earnings from operations. Net income for the three and nine months ended September 30, 2015 was $2.8 million and $89.5 million, respectively, compared to $37.2 million and $85.8 million for the three and nine months ended September 30, 2014, respectively.

Core EPS, a non-GAAP measure, was $0.40 per share for the third quarter of 2015 and $1.40 per share for the nine months ended September 30, 2015, compared to $0.31 and $1.04 per share for the three and nine months ended September 30, 2014, respectively. Diluted EPS on a GAAP basis was $0.06 per share for the third quarter of 2015, compared to $0.28 per share for the quarter ended September 30, 2014.

Brian Harris, Ladder's Chief Executive Officer, said, “Our earnings this quarter reflect the high level of macro-market volatility experienced in the third quarter. China’s devaluation and other factors led to rapid credit spread widening which affected our conduit securitization business. Nevertheless, all three securitizations in the quarter were profitable, and we are pleased to report an annualized after-tax return on equity of 10.6% for the quarter. Our other business lines continued to produce substantial net interest margin and net rents. In short, we remain committed to our balanced and diversified investment approach, which is designed to produce strong ROE’s and preserve book value.”

As of September 30, 2015, we had total assets of $5.8 billion, including $2.1 billion of commercial real estate loans, $2.4 billion of commercial real estate-related securities, $840.6 million of real estate, $232.5 million of cash and $213.2 million of other assets. As of September 30, 2015, 77.0% of our total assets were comprised of senior secured assets, including first mortgage loans, commercial real estate-related securities secured by first mortgage loans, and cash. During the third quarter, senior secured assets comprised 96.5% of the total $1.1 billion investment activity.

During the quarter ended September 30, 2015, we originated $836.1 million of loans comprised of $649.1 million of commercial mortgage loans held for sale and $187.0 million of commercial mortgage loans held for investment. We participated in 3 securitization transactions during the third quarter of 2015 contributing a total of $860.1 million in face amount of commercial mortgage loans. The sale of loans into these 3 securitization transactions resulted in income from the sale of loans, net, of $15.2 million in the third quarter. After factoring in related hedging results and other related adjustments, the net economic benefit from securitization activity during the third quarter was $12.2 million. We also received $136.9 million in proceeds from the repayment of mortgage loans during the three months ended September 30, 2015.

Our portfolio of CMBS and U.S. Agency Securities increased by $116.0 million during the third quarter to $2.4 billion as we purchased $208.6 million and sold $62.0 million of securities during the quarter. We also received $27.8 million of proceeds from the repayment of securities.

During the third quarter of 2015, we purchased 11 single tenant net lease properties for a total investment of $26.5 million. We have financed these properties with internal non-recourse mortgage loan financing eligible for securitization. During the three months ended September 30, 2015, our mortgage loan financing increased by $26.7 million primarily due to the contribution of 16 loans secured by our real estate investments to securitizations. We also sold 39 condominium units for a total of $14.0 million during the third quarter, which generated income from the sale of real estate, net, of $5.0 million. Our total real estate portfolio as of September 30, 2015 was $840.6 million.

Net interest income for the third quarter of 2015 was $33.5 million, compared to $28.5 million for the comparable period in the prior year, primarily due to higher average loan receivable balances partially offset by higher interest expense as a result of higher outstanding financing obligations. Sale of loans, net decreased by $5.2 million and realized gain on securities decreased by $13.6 million in the third quarter of 2015 compared to the third quarter of 2014, as the widening of credit spreads during the quarter led to reduced profit margins. A net loss from derivative transactions of $42.2 million for the three months ended September 30, 2015 compared to net gain of $1.1 million in the same period in 2014 also contributed to lower total other income.

Portfolio Overview

The following table summarizes the book value of our investment portfolio as of the following dates:

	September 30, 2015	December 31, 2014
	($ in thousands)
Loans
Conduit first mortgage loans	$333,531	$417,955
Balance sheet first mortgage loans	1,509,745	1,358,985
Other commercial real estate-related loans	285,067	162,068
Total loans	2,128,343	1,939,008
Securities
CMBS investments	2,342,123	2,683,745
U.S. Agency Securities investments	73,259	131,821
Total securities	2,415,382	2,815,566
Real Estate
Real estate and related lease intangibles, net	791,577	768,986
Real estate held for sale	49,022	—
Total real estate	840,599	768,986
Total investments	5,384,324	5,523,560
Cash, cash equivalents and cash collateral held by broker	232,461	118,656
Other assets	213,176	172,019
Total assets	$5,829,961	$5,814,235

Note: CMBS Investments and U.S. Agency Securities investments are carried at fair value.

We originate conduit first mortgage loans eligible for securitization that are secured by cash-flowing commercial real estate properties. These first mortgage loans are structured with fixed rates and five- to ten-year terms. As of September 30, 2015, we held 20 first mortgage loans that were substantially available for contribution into future securitizations with an aggregate book value of $333.5 million. Based on the outstanding loan principal balances at September 30, 2015 and the “as-is” third-party FIRREA appraised values at origination, the weighted average loan- to-value ratio of this portfolio was 63.0%.

We also originate balance sheet first mortgage loans secured by commercial real estate properties that are undergoing lease-up, sell-out, renovation, or repositioning. These mortgage loans are generally structured with floating rates and terms (including extension options) ranging from one to five years. As of September 30, 2015, we held a portfolio of 64 balance sheet first mortgage loans with an aggregate book value of $1.5 billion, 89.5% of which was floating-rate. Based on the outstanding loan principal balances at September 30, 2015 and the “as-is” third-party FIRREA appraised values at origination, the weighted average loan-to-value ratio of this portfolio was 66.6%.

We selectively invest in other commercial real estate loans in the form of note purchase financings, subordinated debt, mezzanine debt, and other structured finance products related to commercial real estate. We held $285.1 million of other commercial real estate-related loans as of September 30, 2015, 32.9% of which was floating-rate. Based on the outstanding loan principal balances through the mezzanine or subordinated debt level at September 30, 2015 and the “as-is” third-party FIRREA appraised values at origination, the weighted average loan-to-value ratio of this portfolio was 67.5%.

As of September 30, 2015, our portfolio of CMBS investments had an estimated fair value of $2.3 billion and was comprised of investments in 167 CUSIPs ($14.0 million average investment per CUSIP), with a weighted average duration of 3.4 years.

As of September 30, 2015, our portfolio of U.S. Agency Securities had an estimated fair value of $73.3 million and was comprised of investments in 35 CUSIPs ($2.1 million average investment per CUSIP), with a weighted average duration of 7.1 years.

As of September 30, 2015, we owned 6.9 million square feet of real estate, comprised of 81 single tenant net lease properties, 4 individual office buildings, 3 portfolios of office buildings, 1 warehouse, 148 condominium units at Veer Towers in Las Vegas, and 178 condominium units at Terrazas River Park Village in Miami. Our total real estate portfolio had an aggregate book value of $840.6 million. We typically originate internal non-recourse mortgage loan financing secured by an individual property or a group of properties in our real estate portfolio and subsequently seek to securitize these loans. Once the loans have been securitized, they are included on our balance sheet as mortgage loan financing. As of September 30, 2015, we had $555.8 million of such mortgage loan financing, secured by certain of our real estate properties.

Liquidity and Capital Resources

We held unrestricted cash and cash equivalents of $181.5 million at September 30, 2015. We had total debt outstanding of $4.2 billion as of September 30, 2015, and we had an additional $1.5 billion of committed financing available for additional investment through our FHLB membership, our revolving credit agreements, and our committed repurchase facilities. On August 14, 2015, we also executed an amendment of one of our credit facilities with a major banking institution, providing for, among other things, an increase in the maximum funding capacity to $600.0 million.

The following table summarizes our debt obligations as of the following dates:

	September 30, 2015	December 31, 2014
	($ in thousands)

Committed loan facilities	$624,011	$509,024
Committed securities facility	161,529	174,853
Uncommitted securities facilities	405,786	747,789
Total repurchase agreements	1,191,326	1,431,666
Borrowings under credit agreement	20,400	11,000
Borrowings under credit and security agreement	—	46,750
Revolving credit facility	50,000	25,000
Mortgage loan financing	555,786	447,409
Borrowings from the FHLB	1,786,000	1,611,000
Total debt obligations	3,603,512	3,572,825
Senior unsecured notes	611,981	610,129
Total financing	$4,215,493	$4,182,954

To maintain our qualification as a REIT, we must distribute our accumulated earnings and profits and we must annually distribute at least 90% of our taxable income. We expect that a portion of our annual distribution, as well as a one- time earnings and profits distribution, as required by the REIT rules, would be payable primarily in stock, to provide for meaningful capital retention, and would be subject to a cash/stock election in accordance with the private letter ruling we have received from the IRS.

Selected Investment-Related Activity Subsequent to September 30, 2015

  Originated $392.1 million in principal balance of conduit loans in October 2015
  Originated $44.0 million in principal balance of balance sheet loans in October 2015

Conference Call and Webcast

We will host a conference call on Wednesday, November 4, 2015 at 5:00 p.m. EST to discuss third quarter 2015 results. The conference call can be accessed by dialing (877) 407-9039 domestic or (201) 689-8470 international. Individuals who dial in will be asked to identify themselves and their affiliations. For those unable to participate, an audio replay will be available from 8:00 p.m. EST on Wednesday, November 4, 2015 through midnight Wednesday, November 18, 2015. To access the replay, please call (877) 870-5176 domestic or (858) 384-5517 international, access code 13623204. The conference call will also be webcast though a link on Ladder Capital Corp’s Investor Relations website at ir.laddercapital.com. A web-based archive of the conference call will also be available at the above website.

Non-GAAP Financial Measures

We present Core Earnings, which is a non-GAAP measure, as a supplemental measure of our performance. We consider limited partners of Ladder Capital Finance Holdings LLLP other than Ladder Capital Corp ("Continuing LCFH Limited Partners") to have fundamentally equivalent interest in our pre-tax earnings. Accordingly, for purposes of computing Core Earnings we start with pre-tax earnings and adjust for other noncontrolling interest in consolidated joint ventures but we do not adjust for amounts attributable to noncontrolling interests held by Continuing LCFH Limited Partners.

We define Core Earnings as income before taxes adjusted to exclude (i) real estate depreciation and amortization, (ii) the impact of derivative gains and losses related to the hedging of assets on our balance sheet as of the end of the specified accounting period, (iii) unrealized gains/(losses) related to our investments in Agency interest-only securities, (iv) the premium (discount) on mortgage loan financing and the related amortization of premium (discount) on mortgage loan financing recorded during the period, (v) non-cash stock-based compensation and (vi) certain one-time items.

We do not designate derivatives as hedges to qualify for hedge accounting and therefore any net payments under, or fluctuations in the fair value of, our derivatives are recognized currently in our income statement. However, fluctuations in the fair value of the related assets are not included in our income statement. We consider the gain or loss on our hedging positions related to assets that we still own as of the reporting date to be “open hedging positions.” While recognized for GAAP purposes, we exclude the results on the hedges from Core Earnings until the related asset is sold and the hedge position is considered “closed”, whereupon they would then be included in Core Earnings in that period. These are reflected as “Adjustments for unrecognized derivative results” for purposes of computing Core Earnings for the period.

Our investments in Agency interest-only securities are recorded at fair value with changes in fair value recorded in current period earnings. We believe that excluding these specifically identified gains and losses associated with the open hedging positions adjusts for timing differences between when we recognize changes in the fair values of our assets and derivatives which we use to hedge asset values. Set forth below is an unaudited reconciliation of income before taxes to Core Earnings:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
		(as revised)		(as revised)
	($ in thousands)

Income (loss) before taxes	$(1,383)	$47,511	$93,559	$109,643
Net loss attributable to noncontrolling interest in consolidated joint ventures (GAAP)	85	306	578	451
Our share of real estate depreciation, amortization and gain adjustments	7,996	4,752	24,799	15,558
Adjustments for unrecognized derivative results	31,901	(8,001)	10,503	29,157
Unrealized (gain) loss on agency IO securities	(731)	1,282	639	(466)
Premium (discount) on mortgage loan financing, net of amortization	(92)	(393)	1,784	634
Non-cash stock-based compensation	3,385	3,751	7,939	11,413
One-time transactional adjustment¹	—	—	1,509	—
Core Earnings	$41,161	$49,208	$141,310	$166,390

[1]	One-time transactional adjustment for costs related to restructuring the Company for REIT related operations. All costs were expensed and accrued for in the period incurred.

We present Core EPS, which is a non-GAAP measure, as a supplemental measure of our performance. Core EPS is defined as Core Earnings adjusted for taxes based on an estimate of our corporate tax rate assuming full deductibility of all expenses, divided by the weighted average diluted shares outstanding during the quarter, pro forma for the conversion of all Class B common shares outstanding into shares of Class A common stock as of January 1, 2014, as if the Company’s IPO had occurred on that date. The average diluted shares outstanding for Core EPS now includes the incremental shares of unvested Class A restricted stock to correspond to the GAAP calculation of diluted shares. This change has no impact on Core EPS figures reported in prior quarters.

Set forth below is an unaudited reconciliation of GAAP Diluted EPS to Core EPS:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014

GAAP earnings per share (diluted)	$0.06	$0.28	$0.91	$0.74
Net income (loss) attributable to noncontrolling interest in operating partnership	(0.01)	—	0.84	—
Net income attributable to predecessor unitholders	—	—	—	(0.13)
Our share of real estate depreciation, amortization and gain adjustments	0.15	0.05	0.48	0.16
Adjustments for unrecognized derivative results	0.60	(0.08)	0.20	0.30
Unrealized (gain) loss on agency IO securities	(0.01)	0.01	0.01	—
Premium on long-term financing, net of amortization	—	—	0.03	0.01
Non-cash stock-based compensation	0.06	0.04	0.15	0.12
One-time transactional adjustment¹	—	—	0.03	—
Incremental estimated corporate tax expense²	(0.11)	0.01	(0.01)	(0.18)
Impact of conversion of Class B common stock into Class A common stock	(0.34)	—	(1.24)	0.02
Core EPS	$0.40	$0.31	$1.40	$1.04
[1]	One-time transactional adjustment for costs related to restructuring the Company for REIT related operations. All costs were expensed and accrued for in the period incurred.
[2]	Estimated effective tax rate, a non-GAAP measure, assumes the conversion of all shares of Class B common stock into shares of Class A common stock, including the impact of UBT.

Set forth below is an unaudited computation of Core EPS:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
	(in thousands, except per share amounts)

Core Earnings	$41,161	$49,208	$141,310	$166,390
Estimated corporate tax expense¹	(1,540)	(19,197)	(4,695)	(67,382)
Tax-effected Core Earnings	$39,621	$30,011	$136,615	$99,008
Adjusted weighted average shares outstanding	98,066	97,918	97,924	95,357
Core EPS	$0.40	$0.31	$1.40	$1.04
[1]	Estimated effective tax rate, a non-GAAP measure, assumes the conversion of all shares of Class B common stock into shares of Class A common stock, including the impact of UBT.

We present Core Earnings and Core EPS because we believe they assist investors in comparing our performance across reporting periods on a consistent basis by excluding non-cash expenses and unrecognized results from derivatives and Agency interest-only securities, which we believe makes comparisons across reporting periods more relevant by eliminating timing differences related to changes in the values of assets and derivatives. In addition, we use Core Earnings and Core EPS: (i) to evaluate our earnings from operations and (ii) because management believes that it may be a useful performance measure for us.

Core Earnings and Core EPS have limitations as analytical tools. Some of these limitations are:

  Core Earnings and Core EPS do not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of our ongoing operations and are not necessarily indicative of cash necessary to fund cash needs;
  Core EPS is based on a non-GAAP estimate of Ladder’s effective tax rate, including the impact of UBT and the impact of Ladder's election to be taxed as a REIT effective January 1, 2015, assuming the conversion of all shares of Class B common stock into shares of Class A common stock. Ladder’s actual tax rate may differ materially from this estimate; and
  other companies in our industry may calculate Core Earnings and Core EPS differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, Core Earnings and Core EPS should not be considered in isolation or as a substitute for net income or earnings per share as an alternative to cash flow as a measure of our liquidity or any other performance measures calculated in accordance with GAAP.

In the future we may incur gains and losses that are the same as or similar to some of the adjustments in this presentation. Our presentation of Core Earnings and Core EPS should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

For additional information about our non-GAAP financial measures, please refer to our Quarterly Report on Form 10-Q.

About Ladder

Ladder is an internally-managed real estate investment trust that is a leader in commercial real estate finance. Ladder originates and invests in a diverse portfolio of commercial real estate and real estate-related assets, focusing on senior secured assets. Ladder’s investment activities include: (i) direct origination of commercial real estate first mortgage loans; (ii) investments in investment grade securities secured by first mortgage loans on commercial real estate; and (iii) investments in net leased and other commercial real estate. Founded in 2008, Ladder is run by a highly experienced management team with extensive expertise in all aspects of the commercial real estate industry, including origination, credit, underwriting, structuring, capital markets and asset management. Led by Brian Harris, the Company’s Chief Executive Officer, Ladder is headquartered in New York City and has branches in Boca Raton, Los Angeles and San Francisco.

Forward-Looking Statements

Certain statements in this release may constitute “forward-looking” statements. These statements are based on management’s current opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results. These forward-looking statements are only predictions, not historical fact, and involve certain risks and uncertainties, as well as assumptions. Actual results, levels of activity, performance, achievements and events could differ materially from those stated, anticipated or implied by such forward-looking statements. While Ladder believes that its assumptions are reasonable, it is very difficult to predict the impact of known factors, and, of course, it is impossible to anticipate all factors that could affect actual results. There are a number of risks and uncertainties that could cause actual results to differ materially from forward-looking statements made herein including, most prominently, the risks discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, as well as its consolidated financial statements, related notes, and other financial information appearing therein, and its other filings with the U.S. Securities and Exchange Commission. Such forward- looking statements are made only as of the date of this release. Ladder expressly disclaims any obligation or undertaking to release any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or changes in events, conditions, or circumstances on which any such statement is based.

Ladder Capital Corp and Predecessor Combined Consolidated Statements of Income (Dollars in Thousands, Except Per Share and Dividend Data) (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014

Net interest income
Interest income	$63,013	$48,459	$178,635	$130,394
Interest expense	29,535	19,928	83,846	51,521
Net interest income	33,478	28,531	94,789	78,873
Provision for loan losses	150	150	450	450
Net interest income after provision for loan losses	33,328	28,381	94,339	78,423

Other income
Operating lease income	20,671	12,810	60,207	38,827
Tenant recoveries	2,847	2,252	7,883	6,473
Sale of loans, net	15,165	20,414	59,717	107,135
Realized gain (loss) on securities	513	14,074	23,680	21,259
Unrealized gain (loss) on Agency interest-only securities	731	(1,282)	(639)	466
Realized gain on sale of real estate, net	6,406	8,471	21,347	24,225
Fee income	3,483	2,715	10,857	7,216
Net result from derivative transactions	(42,242)	1,125	(54,594)	(50,435)
Earnings (loss) from investment in unconsolidated joint ventures	(25)	326	580	1,662
Gain on assignment of mortgage loan financing	—	432	—	432
Total other income	7,549	61,337	129,038	157,260
Costs and expenses
Salaries and employee benefits	17,628	19,830	47,333	66,316
Operating expenses	4,951	6,190	20,487	12,896
Real estate operating expenses	8,975	7,150	27,976	22,131
Real estate acquisition costs	470	1,712	1,524	1,712
Fee expense	675	496	3,260	1,711
Depreciation and amortization	9,561	6,829	29,238	21,274
Total costs and expenses	42,260	42,207	129,818	126,040
Income (loss) before taxes	(1,383)	47,511	93,559	109,643
Income tax expense (benefit)	(4,181)	10,335	4,101	23,823
Net income	2,798	37,176	89,458	85,820
Net loss attributable to noncontrolling interest in consolidated joint ventures	85	306	578	451
Net loss attributable to predecessor unitholders	—	—	—	12,628
Net (income) attributable to noncontrolling interest in operating partnership	430	(22,826)	(43,338)	(59,086)
Net income attributable to Class A common shareholders	$3,313	$14,656	$46,698	$39,813

Earnings per share:
Basic	$0.06	$0.30	$0.91	$0.81
Diluted	$0.06	$0.28	$0.91	$0.74

Weighted average shares outstanding:
Basic	52,922,487	49,394,399	51,091,977	49,101,904
Diluted	53,348,858	97,918,235	51,388,851	97,750,385

Dividends per share of Class A common stock:	$0.275	$—	$0.775	$—

Ladder Capital Corp and Predecessor Combined Consolidated Balance Sheets (Dollars in Thousands)

	September 30, 2015	December 31, 2014
	(Unaudited)
Assets
Cash and cash equivalents	$181,540	$76,218
Cash collateral held by broker	50,921	42,438
Mortgage loan receivables held for investment, net, at amortized cost	1,794,812	1,521,053
Mortgage loan receivables held for sale	333,531	417,955
Real estate securities, available-for-sale	2,415,382	2,815,566
Real estate held for sale	49,022	—
Real estate and related lease intangibles, net	791,577	768,986
Investments in unconsolidated joint ventures	33,793	6,041
FHLB stock	77,915	72,340
Derivative instruments	299	423
Due from brokers	4	4
Accrued interest receivable	22,220	24,658
Other assets	78,945	68,553
Total assets	$5,829,961	$5,814,235
Liabilities and Equity
Liabilities
Debt obligations	$3,603,512	$3,572,825
Senior unsecured notes	611,981	610,129
Due to brokers	2,012	—
Derivative instruments	21,942	13,445
Amount payable pursuant to tax receivable agreement	2,234	862
Dividends payable	1,380	—
Accrued expenses	57,753	91,993
Other liabilities	30,005	19,774
Total liabilities	4,330,819	4,309,028
Commitments and contingencies	—	—
Equity
Class A common stock, par value $0.001 per share, 600,000,000 shares authorized; 55,122,895 and 51,431,872 shares issued and outstanding	55	51
Class B common stock, par value $0.001 per share, 100,000,000 shares authorized; 44,227,923 and 47,647,023 shares issued and outstanding	44	—
Additional paid-in capital	766,516	725,538
Retained earnings	49,571	44,187
Accumulated other comprehensive income	14,443	15,656
Total shareholders’ equity	830,629	785,432
Noncontrolling interest in operating partnership	661,505	711,674
Noncontrolling interest in consolidated joint ventures	7,008	8,101
Total equity	1,499,142	1,505,207

Total liabilities and equity	$5,829,961	$5,814,235

Ladder Capital Corp and Predecessor Combined Consolidated Statements of Cash Flows (Dollars in Thousands) (Unaudited)

	Nine Months Ended September 30,
	2015	2014

Cash flows from operating activities:
Net income	$89,458	$85,820
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	29,238	21,274
Unrealized (gain) loss on derivative instruments	8,407	2,753
Unrealized (gain) loss on Agency interest-only securities	639	(466)
Provision for loan losses	450	450
Amortization of equity based compensation	11,342	10,304
Amortization of deferred financing costs included in interest expense	4,167	4,081
Amortization of premium on mortgage loan financing	(678)	(471)
Amortization of above- and below-market lease intangibles	(201)	533
Accretion/amortization of discount, premium and other fees on loans	(8,584)	(4,342)
Accretion/amortization of discount, premium and other fees on securities	67,773	68,094
Capitalization of interest on investment in unconsolidated joint ventures	(128)	—
Realized gain on sale of mortgage loan receivables held for sale	(59,717)	(107,135)
Realized gain on real estate securities	(23,680)	(21,259)
Realized gain on sale of real estate, net	(21,347)	(24,225)
Realized gain on assignment of mortgage loan financing	—	(431)
Origination of mortgage loan receivables held for sale	(1,781,355)	(2,027,845)
Repayment of mortgage loan receivables held for sale	1,613	951
Proceeds from sales of mortgage loan receivables held for sale	1,923,883	2,379,818
Accrued interest receivable	2,438	(6,103)
Earnings on investment in unconsolidated joint ventures	(580)	(1,662)
Distributions from operations of investment in unconsolidated joint ventures	294	1,732
Deferred tax asset	(1,588)	(5,544)
Changes in operating assets and liabilities:
Other assets	(4,278)	(26,292)
Amount payable pursuant to tax receivable agreement	—	672
Accrued expenses and other liabilities	(31,443)	16,005
Net cash provided by (used in) operating activities	206,123	366,712
Cash flows used in investing activities:
Reduction (addition) of cash collateral held by broker for derivatives	(4,877)	(791)
Purchase of derivative instruments	—	(7)
Purchases of real estate securities	(578,299)	(1,286,236)
Repayment of real estate securities	142,680	165,755
Proceeds from sales of real estate securities	788,964	565,097
Purchase of FHLB stock	(7,984)	(10,290)
Sale of FHLB stock	2,409	—
Origination and purchases of mortgage loan receivables held for investment	(840,652)	(951,438)
Repayment of mortgage loan receivables held for investment	575,028	159,329
Reduction (addition) of cash collateral held by broker	(3,605)	(25,214)
Addition of deposits received for loan originations	1,226	6,461
Title deposits included in other assets	(3,382)	(5,289)
Capital contributions to investment in unconsolidated joint ventures	(31,085)	—
Distributions of return of capital from investment in unconsolidated joint ventures	3,747	3,255
Purchases of real estate	(166,763)	(126,997)
Capital improvements of real estate	(2,006)	(1,971)
Proceeds from sale of real estate	84,656	103,462
Net cash provided by (used in) investing activities	(39,943)	(1,404,874)
Cash flows from financing activities:
Deferred financing costs paid	(1,924)	(7,215)
Proceeds from borrowings under debt obligations	12,833,258	11,484,815
Repayment of borrowings under debt obligations	(12,790,584)	(10,922,908)
Cash dividends paid to Class A common shareholders	(39,934)	—
Proceeds from Notes issued	—	300,000
Partners’ capital distributions	—	(369)
Capital distributed to noncontrolling interests in operating partnership	(56,274)	(44,829)
Capital contributed by noncontrolling interests in consolidated joint ventures	74	1,278
Capital distributed to noncontrolling interests in consolidated joint ventures	(589)	(2,046)
Payment of liability assumed in exchange for shares for the minimum withholding taxes on vesting restricted stock	(4,885)	(125)
Issuance of common stock	—	259,037
Common stock offering costs	—	(20,523)
Adjustment to tax receivable agreement as a result of the exchange of Class B shares	—	138
Net cash provided by (used in) financing activities	(60,858)	1,047,253
Net increase (decrease) in cash	105,322	9,091
Cash and cash equivalents at beginning of period	76,218	78,742
Cash and cash equivalents at end of period	$181,540	$87,833

Supplemental information:
Cash paid for interest	$90,565	$50,509
Cash paid for income taxes	$19,676	$9,539

Supplemental disclosure of non-cash investing activities:
Securities purchased, not settled	$(2,012)	$—
Securities sold, not settled	$—	$3
Supplemental disclosure of non-cash financing activities:
Exchange of capital for common stock	$—	$483,568
Exchange of predecessor LP Units for common stock	$—	$697,097
Exchange of noncontrolling interest for common stock	$51,072	$—
Change in deferred tax asset related to change in tax receivable agreement	$1,615	$1,293
Mortgage debt assumed by buyer in real estate sale	$11,310	$—

CONTACT:
Investors
Ladder Capital Corp Investor Relations
917-369-3207
investor.relations@laddercapital.com